Exhibit 99.2
IG Management Company, Inc.
Unaudited Condensed Consolidated Financial Statements as of March 31, 2007 and December 31, 2006 and for the three months ended March 31, 2007 and 2006.

IG MANAGEMENT COMPANY, INC.
TABLE OF CONTENTS

Page
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

Condensed Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006	1

Condensed Consolidated Statements of Operations for the three months ended March 31, 2007 and 2006	2

Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006	3

Notes to Condensed Consolidated Financial Statements	4-8

IG MANAGEMENT COMPANY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2007 (UNAUDITED) AND DECEMBER 31, 2006

	March 31	December 31
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,518,295	$2,704,583
Accounts receivable, net of allowance for doubtful accounts of $1,237,986 and $1,484,715 at March 31, 2007 and December 31, 2006, respectively	12,875,645	10,742,399
Inventories	515,430	340,808
Prepaid expenses and other current assets	1,382,524	1,197,943
Deferred income taxes	1,270,603	1,270,603

Total current assets	18,562,497	16,256,336

EQUIPMENT—Net	6,049,192	6,178,199

GOODWILL	36,109,257	36,109,257

INTANGIBLE ASSETS—Net	18,901,423	19,605,041

DEPOSITS AND OTHER ASSETS	1,335,856	1,560,900

TOTAL	$80,958,225	$79,709,733

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,420,581	$4,259,084
Accrued expenses and other current liabilities	4,360,830	4,768,701
Deferred revenue	5,573,438	3,459,544
Current portion of long-term debt	33,804,092	32,929,807

Total current liabilities	47,158,941	45,417,136

CUSTOMER DEPOSITS	605,866	837,974

DEFERRED INCOME TAXES—Noncurrent	7,266,990	7,266,990

Other long-term liabilities	1,362,242	510,846

Total liabilities	56,394,039	54,032,946

SHAREHOLDERS’ EQUITY:
Series A cumulative 8% preferred stock, $0.01 par value - 1,000,000 shares authorized, issued and outstanding at March 31, 2007 and December 31, 2006 (aggregate liquidation preference $72.2 million at March 31, 2007 and $70.8 million at December 31, 2006)	10,000	10,000
Series B cumulative 8% preferred stock, $0.01 par value - 250,000 shares authorized, issued and outstanding at March 31, 2007 and December 31, 2006 (aggregate liquidation preference $12.6 million at March 31, 2007 and $12.3 million at December 31, 2006)	2,500	2,500
Series C cumulative 8% preferred stock, $0.01 par value - 115,593 shares authorized, issued and outstanding at March 31, 2007 and December 31, 2006 (aggregate liquidation preference $5.3 million at March 31, 2007 and $5.2 million at December 31, 2006)	1,156	1,156
Common stock, $0.01 par value - 3,000,000 authorized; 2,273 issued and outstanding at March 31, 2007 and December 31, 2006	23	23
Additional paid-in-capital	75,116,358	74,963,693
Accumulated deficit	(50,565,851)	(49,300,585)

Total shareholders’ equity	24,564,186	25,676,787

TOTAL	$80,958,225	$79,709,733

See notes to condensed consolidated financial statements.

IG MANAGEMENT COMPANY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

	2007	2006
REVENUES	$11,023,480	$9,958,589

COST OF REVENUES	5,333,170	5,059,533

OPERATING EXPENSES:
Selling, general and administrative	4,104,553	4,442,451
Research and development	1,122,339	1,147,720

Total operating expenses	5,226,892	5,590,171

OPERATING INCOME (LOSS)	463,418	(691,115)

OTHER EXPENSE (INCOME):
Other expenses (income) — net	1,438	(1,665)
Interest expense — net	862,684	1,003,478

Total other expense	864,122	1,001,813

LOSS BEFORE INCOME TAXES	(400,704)	(1,692,928)

BENEFIT FROM INCOME TAXES	(135,438)	(506,750)

NET LOSS	$(265,266)	$(1,186,178)

See notes to condensed consolidated financial statements.

IG MANAGEMENT COMPANY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(265,266)	$(1,186,178)
Adjustments to reconcile net loss to net cash (used for) provided by operating activities:
Depreciation and amortization	392,536	387,263
Amortization of debt issuance costs	122,527	107,024
Amortization of intangible assets	741,882	758,253
Loss on disposal of property and equipment	1,430
Stock compensation	152,665	167,874
Changes in operating assets and liabilities:
Accounts receivable	(2,133,246)	4,225,567
Inventories	(155,087)	(11,513)
Prepaid expenses and other current assets	(184,581)	(650,595)
Accounts payable	(838,503)	(881,892)
Accrued expenses	(407,871)	(621,194)
Deferred revenue	2,020,629	1,126,599
Other liability	(93,235)
Customer deposits	(232,108)	(7,972)

Net cash (used for) provided by operating activities	(878,228)	3,413,236

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(200,761)	(1,477,330)
Deposits and other assets	74,703	(47,145)

Net cash used in investing activities	(126,058)	(1,524,475)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	(10,450)
Repayments of capital lease obligation	(45,837)
Net borrowings on line of credit	874,285	977,018
Repayment of long-term debt		(409,254)

Net cash provided by financing activities	817,998	567,764

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(186,288)	2,456,525

CASH AND CASH EQUIVALENTS—Beginning of period	2,704,583	1,225,508

CASH AND CASH EQUIVALENTS—End of period	$2,518,295	$3,682,033

See notes to condensed consolidated financial statements.

IG MANAGEMENT COMPANY, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
1. FINANCIAL STATEMENT PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
IG Management Company, Inc. is a California corporation and together with its wholly-owned subsidiaries InfoGenesis and InfoGenesis Asia (Macau) Limited (the “Company”), are engaged in the business of developing and marketing point-of-sale application software and systems for the hospitality and food service industries. The Company provides customer support that includes all aspects of system planning, installation, user training, and continuing product support. The Company’s main office is located in Santa Barbara, CA, with customers located throughout the United States and internationally.
Financial Statement Presentation
The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all information and disclosures necessary for a presentation of the Company’s financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States (“GAAP”).
The condensed consolidated balance sheet as of March 31, 2007, as well as the condensed consolidated statements of operations and cash flows for the three months ended March 31, 2007 and 2006 have been prepared by the Company without audit. However, the financial statements have been prepared on the same basis as those in the audited annual financial statements. In the opinion of management, all adjustments necessary to fairly present the results of operations, financial position, and cash flows have been made. Such adjustments were of a normal recurring nature.
Significant Accounting Policies
A detailed description of the Company’s significant accounting policies can be found in the audited annual financial statements for the fiscal year ended December 31, 2006, which are included as exhibit 99.1 of the accompanying Form 8-K/A. There have been no material changes in the Company’s significant accounting policies and estimates from those disclosed therein.
Recently Issued Accounting Pronouncement
Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by Federal or state taxing authorities. The adoption of FIN 48 has resulted in a cumulative effect adjustment to increase beginning accumulated deficit by $1.0 million, which included tax contingencies, interest and penalties. At January 1, 2007, the Company had a liability for unrecognized tax benefits of $1.9 million (including accrued interest and penalties of $0.4 million). Approximately $1.3 million of this, if recognized, would favorably affect the Company’s effective tax rate. The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions. There are no ongoing audits for any taxing jurisdiction where the Company is subject to tax, other than a

Federal review of the Company’s 2004 return. Given that the Company cannot predict whether there will be any matters pursued by this taxing authority or whether any other specific taxing jurisdiction will select the Company’s tax returns to review, it is impractical to determine the amounts which will otherwise be recorded in the effective rate over the next 12 months. Interest and penalties recognized on unrecognized tax benefits are classified as a component of selling, general and administrative expenses.
2. INVENTORIES
Inventories at March 31, 2007 and December 31, 2006, consist of the following:

	Mar-07	Dec-06
Computer hardware	$463,333	$221,132
Computer software applications	34,729	90,640
Supplies and other	17,368	29,036

Total Inventories	$515,430	$340,808

3. EQUIPMENT
Equipment at March 31, 2007 and December 31, 2006, consist of the following:

	Mar-07	Dec-06
Computer equipment	$2,300,362	$2,260,235
ASP computer equipment	1,798,293	1,816,845
Computer software	2,671,177	2,083,851
Office and other equipment	1,089,775	1,089,775
Leasehold improvements	895,494	895,494
Construction in Progress — Computer software	8,726	357,877

Total cost	8,763,827	8,504,077

Accumulated depreciation and amortization	(2,714,635)	(2,325,878)

Equipment—net	$6,049,192	$6,178,199

4. CREDIT AND LEASING FACILITIES
The Company has an unsecured vendor line of credit in the amount of $3,000,000 with payment terms of amounts due net 45 days from invoice date. The outstanding balances at March 31, 2007 and December 31, 2006, were $2,003,016 and $1,458,254, respectively, and are included in accounts payable in the balance sheet.
In December 2004, the Company entered into a line of credit agreement with a bank (“Line of Credit”), and could draw up to $10,000,000 subject to a borrowing base minimum (as defined in the agreement) calculated at each month-end. The Line of Credit bears interest at the bank’s reference rate plus 2.50% (10.75% on $1,233,427 and 9.11% on $7,000,000 at March 31, 2007), payable on a monthly basis. The Line of Credit does not require monthly payments and is secured by all of the assets of the Company.

5. LONG-TERM DEBT
Long-term debt at March 31, 2007 and December 31, 2006, consists of the following:

	Mar-07	Dec-06
Term loan agreement with a bank, bearing interest at the bank’s reference rate plus 2.25% (10.50% as of March 31, 2007 and December 31, 2006) and due December 29, 2008; monthly interest-only payments, with the balance of the loan due at maturity. The loan is collateralized by all of the assets of the Company—guaranteed by Warburg Pincus	$12,500,000	$12,500,000

Term loan agreement with a bank, bearing interest at the bank’s reference rate plus 6.25% (14.50% as of March 31, 2007 and December 31, 2006) and due December 29, 2008; monthly interest-only payments, with the balance of the loan due at maturity. The loan is collateralized by all of the assets of the Company	2,500,000	2,500,000

Term loan agreement with a bank, bearing interest at the bank’s reference rate plus 2.50% (10.75% as of March 31, 2007 and December 31, 2006) Interest on $10,500,000 of the March 31, 2007 balance is eligible for LIBOR plus 3.75% (9.11% at March 31, 2007). The term loan is due December 29, 2008; monthly interest-only payments until June 2007. Monthly principal payments commence June 2007 of $291,667 with the balance due at maturity. The loan is collateralized by all of the assets of the Company	10,570,665	10,570,665

Line of credit (Note 4)	8,233,427	7,359,142

Total debt, classified as current	$33,804,092	$32,929,807

Principal payments on debt at March 31, 2007, are due as follows:

2007	$2,041,667
2008	31,762,425

Total	$33,804,092

In July 2006, the Term Loan Agreements were amended to revise the covenants and waive certain covenant violations. In accordance with the amended agreements, the Company paid down $5,000,000 of the term loan in August 2006 from proceeds received as a capital contribution from Warburg Pincus Private Equity VIII, L.P. Additionally, Warburg Pincus Private Equity VIII, L.P., increased the guaranteed portion of the debt from $7,500,000 to $12,500,000. The Company also converted two loans to a LIBOR-indexed interest rate option which renews quarterly. All noncomplying covenant violations were waived from December 31, 2005 through March 31, 2006. Management believes that they were in compliance at March 31, 2007, however the Company may not be in compliance with certain covenants in the future and has classified amounts outstanding under the Term Loan Agreements as current liabilities in accordance with Emerging Issues Task Force Issue No. 86-30, Classification of Obligations When a Violation Is Waived by the Creditor.

In addition, monthly principal payments of $291,667 on term loan A were suspended under a revised credit agreement dated July 2006. Payments resume June 2007.
6. CAPITAL STOCK
As of March 31, 2007, there were 3,000,000 shares of common stock authorized, $0.01 par value, and 2,000,000 shares of convertible preferred stock authorized, $0.01 par value, of which 1,000,000 shares are designated as Series A convertible preferred stock, 250,000 shares are designated as Series B convertible preferred stock, and 115,593 shares are designated as Series C convertible preferred stock. At March 31, 2007, there were 2,273 shares of common stock issued and outstanding, 1,000,000 shares of Series A convertible preferred stock issued and outstanding, 250,000 shares of Series B convertible preferred stock issued and outstanding, and 115,593 shares of Series C convertible preferred stock issued and outstanding.
The convertible preferred stock pays dividends at the rate of 8% per annum and is cumulative and fully participating, including voting privileges. However, as of March 31, 2007, no convertible preferred stock dividends had been declared by the Company’s Board of Directors. At March 31, 2007 and December 31, 2006, dividends in arrears on the 8% convertible preferred stock were $13.4 million and $11.6 million, respectively.
Each share of convertible preferred stock is entitled to such number of votes as shall equal the number of shares of common stock into which such shares of convertible preferred stock is then convertible.
Holders of convertible preferred stock are entitled to receive an amount equal to the per share base amount, plus all accrued and unpaid dividends through the date of payment of such amount to holders. After payment of the full liquidation amount, holders of convertible preferred stock shall share ratably (on an as converted basis) with the holders of the common stock in all remaining assets available for distribution to stockholders.
The convertible preferred stock is convertible into common stock of the Company equal to the quotient obtained by dividing the liquidation amount by the conversion price. The liquidation amount is equal to the original issuance price plus all accrued (whether or not declared) and unpaid dividends. The conversion price is equal to the original issuance price.
7. COMMITMENTS AND CONTINGENCIES
The Company leases certain data center space, office leases, and office equipment under operating leases through December 2006. In May 2005, the Company entered into a three year facilities sublease agreement for an additional facility in Santa Barbara, CA. In November 2006 the Company moved its finance and administrative personnel out of such building. In connection with the abandonment of this facility the Company recorded a $208,537 accrued expense in accordance with SFAS No. 146 Accounting for Costs Associated with Exit or Disposal Activities. This cost was included in selling, general and administrative expenses in the consolidated statements of operations.
The Company is involved in routine litigation arising in the ordinary course of business. The Company is not involved in any litigation which, in the opinion of management, would have a material adverse effect on the Company’s financial position or results of operations.
The Company’s software license agreements generally include certain provisions for indemnifying customers against liabilities if our software products infringe a third party’s intellectual property rights. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in the Company’s financial statements. The Company’s software license agreements also generally include a warranty that the Company’s software products will be capable of performing in all material respects in accordance with the applicable program documentation during a 90-day period following the shipment date in good and workman-like manner. To date, the Company has not incurred any material costs associated with these warranties.
8. SUBSEQUENT EVENT
On June 1, 2007, the Company entered into an agreement and plan of merger with Agilysys NV, LLC. The merger was completed on June 18, 2007.
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